Exhibit 32(i)
Arrow Electronics, Inc.
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”)
In connection with the Quarterly Report on Form 10-Q of Arrow Electronics, Inc. (the “company”) for the period ended September 30, 2006 (the “Report”), I, William E. Mitchell, Chairman, President and Chief Executive Officer of the company, certify, pursuant to the requirements of Section 906, that, to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: November 8, 2006	By:	/s/ William E. Mitchell
William E. Mitchell
Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.